UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 17, 2013

NV5 HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35849	45-3458017
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 South Park Road, Suite 350 Hollywood, Florida	33021
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 495-2112

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Commencing on September 27, 2013, the common stock and warrants comprising NV5 Holdings, Inc.’s (the “Company”) units will, as previously disclosed, begin trading separately on the Nasdaq Capital Market (“Nasdaq”) under the symbols “NVEE” and “NVEEW”, respectively. Each unit consists of one share of the Company’s common stock, $0.01 par value, and one warrant to purchase one share of the Company’s common stock at an exercise price of $7.80 per share. The warrants are exercisable beginning on September 27, 2013 and expire at 5:00 p.m., New York City time, on March 27, 2018. In connection with the separate trading of the common stock and warrants, the trading of the Company’s units, which are currently listed under the symbol “NVEEU”, will be suspended and the units will be delisted from Nasdaq.

On September 17, 2013, the Company issued a press release announcing the separate trading of the common stock and warrants as described above, a copy of which is attached hereto as Exhibit 99.1 and is hereby incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated September 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 17, 2013	NV5 HOLDINGS, INC.

	By:	/s/ Michael P. Rama
		Name:	Michael P. Rama
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 17, 2013